Exhibit 99

Family Dollar Reports Third Quarter Earnings

  Earnings Per Diluted Share Increases 15.0% to $0.46
  Net Income Increases 7.1%
  Operating Margin Increases 30 Basis Points
  Updates Fiscal 2008 Guidance

MATTHEWS, N.C.--(BUSINESS WIRE)--Family Dollar Stores, Inc. (NYSE: FDO), today reported increased earnings for the third quarter of fiscal 2008 and updated fiscal 2008 guidance.

“Today, more Americans are looking for value and convenience, and our stores are well-positioned to meet that need,” said Howard R. Levine, Chairman and Chief Executive Officer. “Our investments in key consumable areas are providing customers with great values on the basic items they need every day, and our small, neighborhood stores are very convenient for customers in this environment of rising gasoline prices.”

Net income per diluted share in the third quarter of fiscal 2008 ended May 31, 2008, increased 15.0% to $0.46 compared with $0.40 per diluted share in the third quarter of fiscal 2007 ended June 2, 2007. Net income for the third quarter of fiscal 2008 increased 7.1% to $64.7 million, compared with $60.4 million for the third quarter of fiscal 2007.

Commenting on the financial results, Mr. Levine said, “We have made significant investments in our business to enable us to manage better in these uncertain times, and we are seeing tangible benefits. In addition, our intense focus on controlling expenses and mitigating inventory risk has resulted in net income growth and an improvement in inventory productivity, despite flat comparable store sales. I am pleased with the progress we have made and appreciate the hard-work of all our Family Dollar Associates.”

Third Quarter Results

As previously reported, net sales for the third quarter of fiscal 2008 were $1.702 billion, or 2.9% above sales of $1.655 billion for the third quarter of fiscal 2007. Sales in comparable stores increased 0.1%. An increase in the average customer transaction offset lower customer traffic, as measured by the number of register transactions.

Gross profit, as a percentage of sales, was 34.6% in the third quarter of fiscal 2008 compared to 34.9% in the third quarter of fiscal 2007. The decline in gross profit, as a percentage of sales, during the quarter was a result of the effect of stronger sales of lower-margin consumable merchandise, which was partially offset by lower merchandise markdowns.

Selling, general and administrative (“SG&A”) expenses increased 0.8% to $487.8 million compared to $484.1 million in the third quarter of fiscal 2007. As a percentage of sales, SG&A expenses were 28.7% in the third quarter of fiscal 2008 compared with 29.3% in the third quarter of fiscal 2007. The decrease in SG&A expenses, as a percentage of sales, was primarily a result of lower insurance expense and lower professional fees. Most other expenses were de-leveraged during the quarter as a result of the low comparable store sales increase.

Year-to-Date Results

As previously reported, sales for the first three quarters of fiscal 2008 were $5.22 billion, or 0.3% above sales of $5.20 billion for the first three quarters of fiscal 2007. As a reminder, the first three quarters of fiscal 2008 included one less week of sales compared with the first three quarters of fiscal 2007. Sales in comparable stores (for the comparable 39-week period in both years) decreased 0.3%. The decrease in comparable store sales during the 39-week period was a result of lower customer traffic, as measured by the number of register transactions. The average customer transaction increased slightly during the period. During the first three quarters of fiscal 2008, the Company opened 165 new stores and closed 50 stores.

Gross profit, as a percentage of sales, was 33.8% in the first three quarters of fiscal 2008 compared to 34.3% in the first three quarters of fiscal 2007. Higher seasonal markdowns and stronger sales of lower-margin consumable merchandise contributed to lower gross profit, as a percentage of sales, in the first three quarters of fiscal 2008. In addition, lower comparable store sales during the first three quarters of fiscal 2008 as compared with the first three quarters of fiscal 2007 resulted in the de-leveraging of many costs, including inventory shrinkage.

SG&A expenses, as a percentage of sales, were 28.4% in the first three quarters of fiscal 2008 compared with 28.0% in the first three quarters of fiscal 2007. The increase in SG&A expenses, as a percentage of sales, was primarily a result of lower comparable store sales performance and higher occupancy costs. The effect of these factors more than offset lower insurance expense and lower professional fees.

The Company’s inventories at May 31, 2008, were $1.005 billion, or 0.3% below inventories of $1.008 billion at June 2, 2007. Average inventory per store (excluding in-transit inventory) at the end of the third quarter was approximately 3% lower than the average inventory per store at the end of the third quarter of fiscal 2007.

At May 31, 2008, the Company had approximately $233.9 million ($240.0 at par) in tax exempt auction rate securities (“ARS”) that were subject to failed auctions. The Company’s ARS portfolio primarily consists of AAA rated bonds that are collateralized by student loans guaranteed by the federal government. While the auction failures limit the Company’s ability to currently liquidate these investments at par, the Company believes that operating cash flows and existing credit facilities will provide sufficient liquidity for the Company’s ongoing operations and growth initiatives.

During the first three quarters of fiscal 2008, capital expenditures were $108.9 million compared with $85.9 million in the first three quarters of fiscal 2007. Capital expenditures for fiscal 2008 are expected to be between $140 million and $150 million.

During the first three quarters of fiscal 2008, the Company repurchased approximately 3.7 million shares of its common stock for a total cost of $97.7 million. As of May 31, 2008, the Company had authorization to purchase up to an additional $133.0 million of its common stock.

Outlook

While the federal stimulus package is expected to benefit the Company’s target customer in the fourth quarter, predicting the magnitude of the impact is difficult. Month-to-date, sales are above the Company’s original plan, and comparable store sales for the June period are now expected to increase approximately 6%. For the fourth quarter of fiscal 2008, the Company believes that comparable store sales will increase 4% to 6% compared with the fourth quarter of fiscal 2007. The Company anticipates that sales of consumables will continue to drive comparable store sales increases and expects that earnings per diluted share in the fourth quarter of fiscal 2008 will be between $0.30 and $0.35, compared with $0.26 per diluted share in the fourth quarter of fiscal 2007.

Reflecting current assumptions for the fourth quarter, the Company now expects that earnings per diluted share for fiscal 2008 will be between $1.58 and $1.63, compared with $1.62 per diluted share in fiscal 2007. For the full year, the Company expects to open approximately 200 new stores and close approximately 75 stores and expects that comparable store sales will increase slightly.

Cautionary Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

  general economic conditions that could adversely impact consumer spending, including the impact of the federal stimulus package;
  economic conditions, including inflation and energy prices, that could affect our profitability;
  competitive factors that could limit our sales, growth or profitability;
  fluctuations in comparable store sales and the success of our new store opening program;
  failure of existing or new technology to provide anticipated benefits;
  unusual weather, natural disaster, pandemic outbreaks, political events, war or acts of terrorism;
  our ability to select, obtain and market merchandise attractive to our customers at prices that allow us to profitably sell such merchandise;
  operational difficulties;
  our ability to operate distribution facilities;
  changes in regulations;
  changes in legal, regulatory or accounting guidance that could adversely affect our financial performance;
  higher costs or failure to achieve targeted results associated with the implementation of new programs or initiatives;
  adverse impacts associated with legal proceedings;
  our ability to attract and retain employees; and
  risks associated with our investment of funds in auction rate securities.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Third Quarter Earnings Conference Call Information

The Company plans to host a conference call with investors today, July 2, 2008, at 10:00 A.M. ET to discuss these results. If you wish to participate, please call (888) 215-0829 for domestic US calls and (706) 634-8796 for international calls at least 10 minutes before the call is scheduled to begin. The conference ID for the conference call is 50816348.

There will also be a live webcast of the conference call that can be accessed at the following link: http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, July 2, 2008.

About Family Dollar

Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Family Dollar offers a core assortment of name-brand and quality consumable merchandise supplemented by fashion and seasonal merchandise at everyday low prices.

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,500 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Third Quarter Ended
(in thousands, except per share amounts)	May 31, 2008	% of Net Sales	June 2, 2007	% of Net Sales

Net sales	$1,702,197	100.0%	$1,654,776	100.0%

Cost of sales	1,112,755	65.4%	1,077,765	65.1%

Gross margin	589,442	34.6%	577,011	34.9%

Selling, general and administrative expenses	487,835	28.7%	484,137	29.3%

Operating profit	101,607	5.9%	92,874	5.6%

Interest income	2,973	0.2%	3,224	0.2%

Interest expense	3,361	0.2%	3,167	0.2%

Income before income taxes	101,219	5.9%	92,931	5.6%

Income taxes	36,546	2.1%	32,557	2.0%

Net income	$64,673	3.8%	$60,374	3.6%

Net income per common share - basic	$0.46		$0.40
Weighted average shares - basic	139,696		149,758

Net income per common share - diluted	$0.46		$0.40
Weighted average shares - diluted	139,920		150,495

Dividends declared per common share	$0.125		$0.115

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Quarters Ended
(in thousands, except per share amounts)	May 31, 2008	% of Net Sales	June 2, 2007	% of Net Sales

Net sales	$5,217,851	100.0%	$5,202,420	100.0%

Cost of sales	3,453,301	66.2%	3,420,017	65.7%

Gross margin	1,764,550	33.8%	1,782,403	34.3%

Selling, general and administrative expenses	1,481,340	28.4%	1,455,096	28.0%

Operating profit	283,210	5.4%	327,307	6.3%

Interest income	8,402	0.2%	8,179	0.2%

Interest expense	11,327	0.2%	13,340	0.3%

Income before income taxes	280,285	5.4%	322,146	6.2%

Income taxes	100,363	1.9%	117,105	2.3%

Net income	$179,922	3.5%	$205,041	3.9%

Net income per common share - basic	$1.28		$1.36
Weighted average shares - basic	140,357		150,300

Net income per common share - diluted	$1.28		$1.36
Weighted average shares - diluted	140,620		150,914

Dividends declared per common share	$0.365		$0.335

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per share and share amounts)	May 31, 2008	June 2, 2007
Assets
Current assets:
Cash and cash equivalents	$84,428	$156,192
Investment securities	—	200,373
Merchandise inventories	1,004,973	1,007,792
Deferred income taxes	87,015	148,086
Prepayments and other current assets	59,356	52,887
Total current assets	1,235,772	1,565,330

Property and equipment, net	1,049,670	1,053,213
Investment securities	233,899	—
Other assets	26,091	24,104

Total assets	$2,545,432	$2,642,647

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$520,620	$552,580
Accrued liabilities	473,292	454,480
Income taxes	3,885	41,316
Total current liabilities	997,797	1,048,376

Long-term debt	250,000	250,000
Deferred income taxes	38,926	72,443
Income taxes	42,587	—
Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par; authorized and unissued 500,000 shares
	—	—
Common stock, $.10 par; authorized 600,000,000 shares
	14,412	17,970
Capital in excess of par	163,309	180,991
Retained earnings	1,134,966	1,701,411
Accumulated other comprehensive loss	(3,776)	—
	1,308,911	1,900,372
Less: common stock held in treasury, at cost	92,789	628,544

Total shareholders' equity	1,216,122	1,271,828

Total liabilities and shareholders' equity	$2,545,432	$2,642,647

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Quarters Ended
(in thousands)	May 31, 2008	June 2, 2007
Cash flows from operating activities:
Net income	$179,922	$205,041
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,194	107,567
Deferred income taxes	(25,364)	(20,700)
Stock-based compensation	6,873	9,173
Loss on disposition of property and equipment	4,112	2,409
Changes in operating assets and liabilities:
Merchandise inventories	60,925	30,067
Income tax refund receivable	44,394	2,397
Prepayments and other current assets	(6,651)	(23,995)
Other assets	411	2,469
Accounts payable and accrued liabilities	(94,091)	(1,052)
Income taxes	53,639	41,316
	339,364	354,692
Cash flows from investing activities:
Purchases of investment securities	(1,071,570)	(1,003,969)
Sales of investment securities	1,029,065	940,101
Capital expenditures	(108,859)	(85,899)
Proceeds from dispositions of property and equipment	561	318
	(150,803)	(149,449)
Cash flows from financing activities:
Revolving credit facility borrowings	736,300	—
Repayment of revolving credit facility borrowings	(736,300)	—
Payment of debt issuance costs	(304)	—
Repurchases of common stock	(97,674)	(131,886)
Changes in cash overdrafts	(43,428)	20,942
Proceeds from employee stock options	97	29,856
Excess tax benefits from stock-based compensation	(55)	1,248
Payment of dividends	(49,945)	(48,938)
	(191,309)	(128,778)

Net increase (decrease) in cash and cash equivalents	(2,748)	76,465
Cash and cash equivalents at beginning of period	87,176	79,727
Cash and cash equivalents at end of period	$84,428	$156,192

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
Selected Additional Information

NET SALES BY DIVISION:
	For the Third Quarter Ended
(in thousands)	May 31, 2008	June 2, 2007	% Change
Consumables	$1,066,649	$975,307	9.4%
Home products	229,528	238,257	-3.7%
Apparel and accessories	230,784	262,789	-12.2%
Seasonal and electronics	175,236	178,423	-1.8%
TOTAL	$1,702,197	$1,654,776	2.9%

	For the Three Quarters Ended
(in thousands)	May 31, 2008	June 2, 2007	% Change
Consumables	$3,139,544	$3,023,300	3.8%
Home products	774,518	806,758	-4.0%
Apparel and accessories	686,341	745,146	-7.9%
Seasonal and electronics	617,448	627,216	-1.6%
TOTAL	$5,217,851	$5,202,420	0.3%

STORES IN OPERATION:
	For the Three Quarters Ended
	May 31, 2008	June 2, 2007
Beginning Store Count	6,430	6,173
New Store Openings	165	232
Store Closings	(50)	(37)
Ending Store Count	6,545	6,368
Total Square Footage (000s)	55,575	53,970
Total Selling Square Footage (000s)	46,194	44,840

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com